                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 18, 1998


                              THE PRICE REIT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           MARYLAND                      1-13432                 52-1746059
 (STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
       OF INCORPORATION)                                     IDENTIFICATION NO.)

              7979 IVANHOE AVENUE                                   92037
             LA JOLLA, CALIFORNIA                                 (ZIP CODE)
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (619) 551-2320

                                      NONE

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 5. OTHER EVENTS.

        Attached and incorporated by reference as Exhibit 10.1 and Exhibits 99.1 and 99.2, respectively, to this report on Form 8-K are (a) the Purchase Agreement (the "Purchase Agreement"), dated as of May 18, 1998, among Kimco Realty Corporation, a Maryland corporation ("Kimco"), The Price REIT, Inc., a Maryland corporation ("Price REIT") and LB I Group Inc. (the "Initial Purchaser"), with exhibits, including the form of Articles Supplementary of Class A Floating Rate Cumulative Preferred Stock of The Price REIT, pursuant to which the Initial Purchaser purchased 65,000 shares of the Class A Floating Rate Cumulative Preferred Stock of Price REIT for an aggregate purchase price of $65,000,000, and (b) press releases, dated May 19, 1998 and May 22, 1998 of Price REIT announcing the transaction.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

        The following exhibits are filed with this report on Form 8-K:

        Exhibit No.             Description
        -----------             -----------
        10.1            Purchase Agreement, dated as of May 18, 1998, among
                        Kimco Realty Corporation, The Price REIT, Inc. and LB I
                        Group Inc., with exhibits.

        99.1            Press Release of The Price REIT, Inc. dated May 19,
                        1998.

        99.2            Press Release of The Price REIT, Inc. dated May 22,
                        1998.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              THE PRICE REIT, INC.



Date:  May 26, 1998           By: /s/ GEORGE M. JEZEK
                                 ----------------------------------
                                      George M. Jezek
                                      Chief Financial Officer

                                  EXHIBIT INDEX



     Exhibit No.   Description
     -----------   -----------
        10.1       Purchase Agreement, dated as of May 18, 1998, among Kimco
                   Realty Corporation, The Price REIT, Inc. and LB I Group Inc.,
                   with exhibits.

        99.1       Press Release of The Price REIT, Inc. dated May 19, 1998.

        99.2       Press Release of The Price REIT, Inc. dated May 22, 1998.